EXHIBIT 10.1


                          PANAMERICAN BEVERAGES, INC.

                  Stock Option Plan For Nonemployee Directors

                (as Amended and Restated as of January 1, 2001)

                                   ARTICLE I

                                    Purpose

          The purposes of the Panamerican Beverages, Inc. Stock Option Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of Panamerican Beverages, Inc. (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

                                  ARTICLE II

                          Shares Subject to the Plan

          Subject to adjustment in accordance with Article VI hereof, the total number of shares of the Corporation's Class A common stock, par value $.01 per share (the "Common Stock"), which may be delivered upon the exercise of options granted under the Plan is 190,000 (the "Shares"). The Shares shall be shares of Common Stock presently authorized but unissued or subsequently acquired by the Corporation or treasury shares. In the event that an option for Shares granted under the Plan shall terminate, expire or be cancelled or forfeited without being exercised in whole or in part, new options for Shares may be granted covering such unexercised shares.

                                  ARTICLE III

                          Administration of the Plan

          The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board") or any designated committee thereof. Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.


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                                  ARTICLE IV

                           Participation in the Plan

          Each member of the Board elected, or appointed, who is not otherwise an employee of the Corporation or subsidiary corporation (an "Eligible Director") shall automatically receive a grant of an option (the "Initial Grant") to purchase a specified number of shares, such grant to be received on the fifth day following such member's initial election or appointment to the Board or the date on which this Plan is approved by the holders of voting stock of the Corporation, if later, and shall also receive an annual grant of an option (the "Annual Grant") to purchase a specified number of shares provided that in no event shall an Eligible Director receive an Initial Grant and an Annual Grant within the same calendar year. Effective after 1996, Annual Grants shall be made at the same time as non-extraordinary options are granted to employees of the Corporation.

          The number of shares to be granted to an Eligible Director pursuant to his or her Initial Grant or Annual Grant shall be equal to the nearest whole number determined by dividing $30,000 by the value (determined as described herein) of a ten year option to purchase at the Current Market Price (as defined below) a share of Common Stock. The value of such an option shall be determined by the application of the Black-Scholes option pricing model, for which purposes (i) the volatility of the price of Common Stock shall be determined over the three year (or over the period since September 21, 1993, if shorter) ending 30 trading days prior the date of grant, (ii) the risk free rate of return shall be determined based on the monthly average of 10-year United States Treasury bill rates for the 12 months ending 30 trading days prior the date of grant, (iii) the "Current Market Price" shall mean the average closing price of a share of Common Stock on the New York Stock exchange for the 52 weeks prior to the date of grant and (iv) the dividend rate shall be assumed to be equal to the actual dividend rate on the Common Stock for the period of four fiscal quarters most recently ended calculated by dividing the cumulative dividends declared over this period by the average month-end closing price of the Common Stock over this period. The Plan Administrator shall establish, and follow in a consistent manner, such other guidelines as he shall deem necessary and appropriate in applying the Black-Scholes pricing model.


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                                   ARTICLE V

                                Option Terms

          Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

1.   Option Agreement

          Each option to acquire Shares granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.   Option Exercise Price

          The option exercise price for an option granted under the Plan shall be the higher of the (i) exercise price at which non extraordinary options were last granted to employees of the Corporation or (ii) fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" on a date shall be the closing sales price at which the Common Stock was sold on such date on the New York Stock Exchange ("NYSE") or, if (1) the Common Stock is not listed on the NYSE, the closing sales price on the principal national securities exchange on which the Common Stock is listed or (2) no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded ("Fair Market Value") and "non extraordinary options" shall be options granted pursuant to the annual grant of options to employees pursuant to the Panamerican Beverages, Inc. Equity Incentive Plan.

3.   Vesting and Exercisability

          An option shall become fully vested and become nonforfeitable (i) in three equal annual installments (rounding to the nearest Share for the first two installments, with the


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remaining balance vesting on the third installment) beginning on the first anniversary of the date of the grant of the option; provided however, that an installment shall vest only if the optionee has continued to serve as a director until the applicable anniversary, or (ii) if optionee's membership on the Board is terminated for any reason other than as a result of any misfeasance, non-feasance or fraudulent or inappropriate act of the optionee as determined by the Plan Administrator.

4.   Time and Manner of Exercise of Option

          Each vested option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 Shares (or the remaining Shares then purchasable under the option, if less than 100 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercises of any option.

          Any vested option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by (i) payment in full for such Shares, which payment may be in whole or in part (1) in cash or by check or (2) in shares of Common Stock already owned by the person exercising the option or (ii) an election to pay in full for such Shares by having the Corporation withhold shares of Common Stock otherwise issuable to such person as a result of the exercise of such option ("cashless exercise"). Shares of Common Stock so delivered or withheld shall be valued at Fair Market Value at the time of such exercise.

5.   Term of Options

          Except as provided in this Section 5, each option shall expire ten years from the date of the granting thereof, provided, however, that Options shall expire 36 months after optionee ceases to be a director of the Corporation, provided, further however, that the Options shall immediately expire upon the optionee ceasing to be a director as a result of any misfeasance, non-feasance or fraudulent or inappropriate act of the optionee as determined by the Plan Administrator.


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6.   Transferability

          During an optionee's lifetime, a vested option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution except that, an optionee may designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

7.   Participant's or Successor's Rights as Stockholder

          Neither the recipient of an option under the Plan nor the optionee's successor (s) in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8.   Limitation as to Directorship

          Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

9.   Regulatory Approval and Compliance

          The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all


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regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under Federal, state or local law deemed applicable by the Plan Administrator.

                                  ARTICLE VI

                              Capital Adjustments

          The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each Initial Grant and Annual Grant and each outstanding option and the exercise price per Share thereof (but not the total price) shall all be appropriately adjusted by the Plan Administrator for any stock dividends, stock splits, recapitalization, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Corporation by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares.

          In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

                                  ARTICLE VII

                             Expenses of the Plan

          All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.


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                                 ARTICLE VIII

                    Effective Date and Duration of the Plan

          The Plan shall be effective immediately upon approval of the holders of voting stock of the Corporation. The Plan shall continue in effect until it is terminated by action of the Board of the holders of voting stock of the Corporation but such termination shall not affect the then outstanding terms of any options.

                                  ARTICLE IX

                     Termination and Amendment of the Plan

          The Board may amend, terminate or suspend the Plan at any time in its sole and absolute discretion.